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[Letterhead of PricewaterhouseCoopers LLP]
                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in this Registration Statement of CalMat Co. on Form S-8 (File No. 33- ) of our report dated February 20, 1998, on our audits of the consolidated financial statements and the financial statement schedule of CalMat Co. and subsidiaries as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in the CalMat Co. Annual Report on Form 10-K (File No. 0-1162).




 /s/ PRICEWATERHOUSECOOPERS LLP

September 14, 1998